UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498 -3547

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2011

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Friday, April 29, 2011, at 4:00 p.m., at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 for the following purposes:

1.	Election of Directors. To elect the two director nominees identified in the attached Proxy Statement, each for a three-year term expiring in 2014;

2.	Approval of FLIR Systems, Inc. 2011 Stock Incentive Plan. To approve the adoption of the FLIR Systems, Inc. 2011 Stock Incentive Plan;

3.	Ratification of Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;

4.	Advisory Vote on Executive Compensation. To hold an advisory vote on executive compensation;

5.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation. To hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held; and

6.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 2, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Wilsonville, Oregon

March 18, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2011

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.flir.com/investor.

IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE BY PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

FLIR SYSTEMS, INC.

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2011

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR,” the “Company, “we,” “us,” or “our”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 29, 2011, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect two members to the Board of Directors, approve the adoption of the FLIR Systems, Inc. 2011 Stock Incentive Plan, ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, hold an advisory vote on executive compensation, hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being made available to shareholders of FLIR on or about March 18, 2011.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 2, 2011 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 53,794 beneficial holders of approximately 159,546,687 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If you are a shareholder of record, you can vote (i) by attending the Annual Meeting, (ii) by signing, dating and mailing in your proxy card, or (iii) by following the instructions on your proxy card for voting by telephone or on the Internet. If you hold your shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

If the form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors, FOR the approval of the FLIR Systems, Inc. 2011 Stock Incentive Plan, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, FOR the approval of the advisory resolution relating to the Company’s executive compensation, and FOR holding the advisory vote on executive compensation every three years. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

The Company’s Board of Directors has seven members. At the Annual Meeting, two directors will be elected, each for a three-year term expiring in 2014. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s Articles of Incorporation and Bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and the successors of the members of each class are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth in this section is certain other information with respect to each such person’s age, principal occupation or employment during at least the past five years, the periods during which he has served as a director of FLIR, the expiration of his term as a director, and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR
William W. Crouch	69	2005	2011	2014	Director
Angus L. Macdonald	56	2001	2011	2014	Director

Continuing Directors:
John D. Carter	65	2003	2013	—	Director
Earl R. Lewis	67	1999	2012	—	President, Chief Executive Officer and Chairman of the Board of Directors
Michael T. Smith	67	2002	2013	—	Director
John W. Wood, Jr.	67	2009	2013	—	Director
Steven E. Wynne	58	1999	2012	—	Director

GENERAL WILLIAM W. CROUCH (UNITED STATES ARMY—RETIRED). General Crouch has served as a director of the Company since May 2005. His current term on the Board expires at the Company’s 2011 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2014 will be voted upon. General Crouch retired from the United States Army in 1999 following a 36-year career during which he served in numerous roles including Commanding General—Eighth Army and Chief of Staff, United Nations Command and United States Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the United States Army’s 27th Vice Chief of Staff. Until 2010, he served as one of five generals who oversaw the Army’s Battle Command Training Program. In October 2000, General Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He is a Lead Faculty Member with the Leadership Development and Education Program for Sustained Peace, and a Distinguished Senior Fellow with the Center for Civil Military Operations at the United States Naval Post Graduate School, and serves on the Board of the Keck Institute for International and Strategic Studies at Claremont McKenna College. He

received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University. Qualifications: General Crouch’s career as an Army officer and continuing interest in the U.S. military afford the Company significant insight into the Company’s important military customers in terms of strategic and tactical doctrines and how the Company’s products should be developed and adapted to facilitate the implementation of these doctrines. General Crouch also possesses an understanding of the political and military realities in certain global regions in which the Company’s products are employed. In addition, General Crouch’s experience in senior leadership roles in large Army commands enables him to offer guidance on the leadership of complex organizations.

ANGUS L. MACDONALD. Mr. Macdonald has served as a director of the Company since April 2001. His current term on the Board expires at the Company’s 2011 Annual Meeting of Shareholders, at which time his election to the Board for a three year term expiring in 2014 will be voted upon. In 2000, Mr. Macdonald founded and is currently President of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK. Qualifications: Through his education and prior experiences, including his current role as founder and President of Venture Technology Merchants, LLC, Mr. Macdonald has developed extensive expertise in corporate development strategies for technology enterprises such as the Company as well as in financial structuring and strategy. Mr. Macdonald’s years of experience in the financial services sector provide the Company with insight into the value creation impacts of various financial and operational strategies. These skills enable him to serve as a member of the Company’s Audit Committee and to provide insight to the Company in the development of its financial management and capital deployment strategies.

JOHN D. CARTER. Mr. Carter has served as a director of the Company since August 2003. Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries Inc. (a multi-billion dollar metals recycling company) from May 2005 to December 2008 when he was appointed Chairman of the Board. From 2002 to May 2005, Mr. Carter was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, as well as other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc., including Executive Vice President and director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary of Bechtel Group, Inc., and other operating groups. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is Chairman of the Board of Schnitzer Steel Industries, and a director of Northwest Natural Gas Company, and privately-owned Kuni Automotive, Inc. in the U.S. In the United Kingdom, he served as a director of London & Continental Railways until February 2006, and, until December 2005, served as a director of Cross London Rail Links, Ltd. He also is the manager of Birch Creek Associates LLC and Dusky Goose LLC, engaged in agricultural and commercial land ownership, vineyard ownership and wine business. Mr. Carter also serves as a Trustee of the Nature Conservancy of Oregon. He is a graduate of Stanford University and Harvard Law School. Qualifications: In addition to his legal experience gained while practicing law, Mr. Carter brings many years of senior executive management experience, most recently as president and chief executive officer of a multi-billion dollar public company. This combination of legal and management experiences enables Mr. Carter to provide guidance to the Company in the areas of legal risk oversight and enterprise risk management, corporate governance, financial management and corporate strategic planning.

EARL R. LEWIS. Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of Harvard BioScience, NxStage Medical, Inc. and American DG Energy, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School.

Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Qualifications: Mr. Lewis’ leadership of the Company for the past decade affords him a deep understanding of the Company’s technology and operations, as well as the markets in which the Company operates. Mr. Lewis’ prior service in executive management positions and his past and present service on other company boards of directors, including public company boards, enable him to provide insight and guidance in an array of areas including global operations and strategic planning, enterprise risk management, and corporate governance. Mr. Lewis has played, and continues to play, an active role in the Company’s financial management and corporate development, including merger and acquisition activity.

MICHAEL T. SMITH. Mr. Smith has served as a director of the Company since July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a director of Ingram Micro, Inc., Teledyne Technologies Incorporated and WABCO Holdings Inc. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the United States Army. Qualifications: Throughout his career, Mr. Smith has had extensive financial and general management experience, including service as CEO of a large public company. These skills and experiences qualify him to serve as a member of the Company’s Audit Committee. By virtue of his years of service on other public company boards of directors, Mr. Smith also provides the Company with expertise in corporate governance, enterprise risk management and strategic planning. In addition, Mr. Smith’s years in a variety of executive leadership roles with other companies qualifies him to provide guidance to the Company in the areas of global operations and corporate strategic development.

JOHN J. WOOD, JR. Mr. Wood has served as a director of the Company since May 2009. Mr. Wood served as Chief Executive Officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 to 2006, and is currently a consultant. Prior to joining Analogic, Mr. Wood held senior executive positions over a 22-year career at Thermo Electron Corporation. He served as President of Peek Ltd., a division of Thermo Electron Corporation, and as a Senior Vice President of the parent company. He previously served as President and Chief Executive Officer of Thermedics, a subsidiary of Thermo Electron Corporation. Mr. Wood is a director of ESCO Corporation and American Superconductor. Mr. Wood earned a Bachelor’s degree in Electrical Engineering from Louisiana Tech University and a Master’s degree in Electrical Engineering from Massachusetts Institute of Technology. Qualifications: Through his academic training and his extensive executive experience with companies in relevant industries, Mr. Wood possesses the knowledge and expertise to understand and offer guidance regarding the Company’s technologies and markets. In addition, as the former chief executive officer of a public company, Mr. Wood is qualified to provide leadership in the areas of corporate governance, operations and enterprise risk management.

STEVEN E. WYNNE. Mr. Wynne has served as a director of the Company since November 1999. Since January 1, 2011, Mr. Wynne has served as Executive Vice-President of JELD-WEN, Inc. Mr. Wynne was Senior Vice President of The ODS Companies, a diversified insurance company from February 1, 2010 to January 2011. From March 1, 2004 through March 31, 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP. Mr. Wynne served as acting Senior Vice President and General Counsel to the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc. Qualifications: Mr. Wynne has been associated with the Company in a variety of capacities since 1983, including prior service as its outside counsel. By virtue of this extensive relationship, Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities. In addition, Mr. Wynne’s legal training and senior executive leadership experience with other companies qualifies Mr. Wynne to provide insight and guidance as a member of the Company’s Audit Committee, as well as in the areas of corporate governance, strategic planning and enterprise risk management.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director. If a quorum is present, the Company’s Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality of the votes cast by the shares entitled to vote exists with respect to a given nominee. See “Corporate Governance and Related Matters – Majority Vote Policy” for additional information regarding procedures relating to the election of the Company’s directors.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-employee directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2010, the Company’s Board of Directors held four meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served. Under the Company’s Corporate Governance Principles, each director is expected to commit the time necessary to prepare for and attend all Board meetings and meetings of committees of the Board on which they serve, as well as the Company’s Annual Meeting of Shareholders. All members of the Company’s Board of Directors attended the 2010 Annual Meeting of Shareholders.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com/investor. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom has been determined to be “independent” as defined by applicable NASDAQ Global Select Market (“NASDAQ”) rules, are identified in the following table. Mr. Lewis, the Company’s President and Chief Executive Officer, is not “independent” as defined by applicable NASDAQ rules.

Name	Audit	Corporate Governance	Compensation
John D. Carter		Chair
William W. Crouch		X	X
Angus L. Macdonald	X		Chair
Michael T. Smith	Chair		X
John W. Wood, Jr.		X
Steven E. Wynne	X	X

The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements and financial reporting process; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications, appointment and independence; the performance of the internal audit function; the review of all third-party transactions involving, directly or indirectly, the Company and any of its directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2010, the Audit Committee held eight meetings.

The Compensation Committee is responsible for all matters relating to the compensation of the Company’s executives, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company. The Compensation Committee also administers the Company’s equity compensation plans. During fiscal year 2010, the Compensation Committee held four meetings. See also the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the Company’s processes and procedures for determining executive compensation.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to appropriate levels of corporate governance practice; overseeing the Board’s annual self-evaluation; identifying qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its committees; reviewing the Company’s Corporate Governance Principles; reviewing the compensation policies for non-employee directors, and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience. As required by its Charter, the Corporate Governance Committee considers diversity of backgrounds and viewpoints when considering nominees for director but has not established a formal policy regarding diversity in identifying director nominees. During fiscal year 2010, the Corporate Governance Committee held three meetings.

Shareholder Nominations

The Corporate Governance Committee will review recommendations by shareholders of individuals for consideration as candidates for election to the Board of Directors. Any such recommendations should be submitted in writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Corporate Governance Committee (or its predecessors) because it believes that the informal consideration process in place to date has been adequate given that the Company has never received any director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

The Company’s Bylaws set forth procedures that must be followed by shareholders seeking to make nominations for directors. The Company’s Bylaws may be accessed at http://www.sec.gov/Archives/edgar/data/354908/000119312509170208/dex32.htm. Each notice given by a shareholder with respect to nominations for the election of directors must comply with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s Bylaws.

Majority Vote Policy

The Board has recently approved an amendment to the Company’s Corporate Governance Principles that provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee is then required to make a recommendation to the Board as to whether to accept or reject the resignation of such director, or whether other action should be taken. The Board must then make a decision regarding the resignation and publicly disclose its decision, and the rationale underlying it, within 90 days of the election. This 90-day period is subject to extension for an additional 90-day period. The director who has tendered his or her resignation may not participate in any of the deliberations of the Corporate Governance Committee or the Board regarding whether to accept the resignation.

Corporate Governance

FLIR maintains a Corporate Governance page on its website that provides specific information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Codes of Ethical Business Conduct, Code of Ethics for Senior Financial Officers and charters for the committees of the Board of Directors. The Corporate Governance page can be found on our website at www.flir.com/investor.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“SOX”), including:

•	The Board of Directors has adopted clear corporate governance policies;

•

A majority of the Board members are independent of FLIR and its management based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ;

•

All members of the Board committees—the Audit, Compensation and Corporate Governance Committees—are independent based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ and SOX;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a Code of Ethical Business Conduct for FLIR Operations Inside the U.S. and a Code of Ethical Business Conduct for FLIR Operations Outside the U.S.;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•

FLIR has an ethics officer and an internet-based hotline monitored by EthicsPoint® that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•

FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers.

You may obtain copies of the documents posted on FLIR’s Corporate Governance page on its website by writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Board Leadership Structure and Role in Risk Oversight

The Board has determined that having its chief executive officer serve as Chairman of the Board is appropriate for the Company at this time. Mr. Lewis’ extensive knowledge of the Company’s business and industry combined with his experience as Chairman and Chief Executive Officer promotes strategy development and execution and facilitates information flow between management and the Board. No single leadership model is right for all companies at all times, however, so the Board periodically reviews its leadership structure. The Board does not currently have a lead independent director.

The Board is actively involved in oversight of risks inherent in the operation of the Company’s business including, without limitation, those risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission. It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board manages this responsibility at the Board level with assistance from its three committees, as appropriate. The Board has delegated to the Audit Committee certain tasks related to the Company’s risk management process. The Audit

Committee (i) serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems, and (ii) assists the Board in oversight of the Company’s compliance with legal and regulatory requirements. The Board has delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, including the annual determination of whether or not the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Corporate Governance Committee oversees the Company’s risks in the areas of corporate governance and ethics and compliance, and is primarily responsible for Board and committee performance and director nomination/succession. These committees report the results of their review processes to the full Board during regularly scheduled Board meetings or more frequently, if warranted. In addition to review and discussion of reports prepared by the committees of the Board, the Board periodically discusses risk oversight in specific areas as they arise, including as part of its corporate strategy review.

Compensation Risk

We recently conducted an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual incentive opportunities, and long-term equity compensation;

•	Balance between annual and longer-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

•	Use of ten-year stock options and equity awards that vest over time;

•

Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•

Stock ownership guidelines that are reasonable and designed to align the interests of our executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	Compensation decisions include subjective considerations, which limit the influence of strictly formulaic factors on excessive risk taking.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our 2011 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	67	Chairman of the Board of Directors, President and Chief Executive Officer
William W. Davis	54	Senior Vice President, General Counsel and Secretary
William A. Sundermeier	47	President, Government Systems
Andrew C. Teich	50	President, Commercial Systems
Anthony L. Trunzo	48	Senior Vice President, Finance and Chief Financial Officer

Information concerning the principal occupation of Mr. Lewis is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

WILLIAM W. DAVIS.    Mr. Davis joined FLIR in July 2007 as Senior Vice President, General Counsel and Secretary. Prior to joining FLIR, from 2005 to 2007, Mr. Davis served as Deputy General Counsel of Brunswick Corporation, a global manufacturer and marketer of recreation products. From 1999 to 2005, he was employed in various capacities with General Dynamics Corporation, a provider of aerospace and combat, marine and information systems products and services, including Vice President and General Counsel of its Land Systems and Armament and Technical Products subsidiaries. From 1990 to 1992 and 1993 to 1999, Mr. Davis practiced law, most recently as a partner in the firm of Katten, Muchin & Zavis. From 1992 to 1993, Mr. Davis served as a law clerk to the Honorable Edward Carnes of the United States Court of Appeals for the Eleventh Circuit. Mr. Davis received his B.S. with distinction from the United States Naval Academy and his J.D. from the University of Chicago Law School. Following graduation from the Naval Academy, Mr. Davis served as an officer in the United States Marine Corps and Marine Corps Reserve.

WILLIAM A. SUNDERMEIER.    Mr. Sundermeier has been serving as the President of FLIR’s Government Systems Division since April of 2006. Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager for Thermography Products and was appointed Director of Product Marketing for commercial and government products in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy, focused on the integration of newly acquired companies. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. In April 2004, he was appointed Co-President of the Imaging Division. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. in 1993. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University.

ANDREW C. TEICH.    Mr. Teich has been President of the Company’s Commercial Systems Division since January 1, 2010. From April 2006 to January 1, 2010, he served as President of the Company’s Commercial Vision Systems Division. Mr. Teich joined FLIR as Senior Vice President, Marketing, as a result of FLIR’s acquisition of Inframetrics in March of 1999. From 2000 to 2006, he served as the Senior Vice President of Sales and Marketing and then as Co-President of the Imaging Division at FLIR. While at Inframetrics, Mr. Teich served as Vice President of Sales and Marketing from 1996 to 1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics. He holds a B.S. degree in Marketing from Arizona State University and is an alumnus of the Harvard Business School Advanced Management Program.

ANTHONY L. TRUNZO.    Mr. Trunzo has been Senior Vice President, Finance and Chief Financial Officer since June 1, 2010. From August 2003, when he joined FLIR, until June 1, 2010 he served as Senior Vice President, Corporate Strategy and Development. From 1996 until joining FLIR, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Financial Services Group, Inc. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future Company performance targets and goals. These targets and goals are disclosed in the context of FLIR’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. FLIR specifically cautions investors not to apply these statements to other contexts.

Philosophy and Objectives of Compensation Programs

General Philosophy

We believe the total compensation of our Named Executive Officers (the “NEOs”) should support the following objectives:

•

To attract and retain NEOs with the skills, experience and motivation to enable the Company to achieve its stated objectives. This means that the Company provides an opportunity for NEOs to earn above average compensation for delivering consistently superior results;

•

To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives. This means that NEOs have a higher percentage of their total pay opportunity tied to performance-based (versus fixed) and long-term (versus short-term) pay;

•

To align total compensation with the performance commitments we make to our shareholders, including, long-term growth in revenue and diluted earnings per share (“EPS”). This means that benefits to our NEOs from both our short-term and long-term incentive programs are heavily influenced by our achieving EPS and revenue growth;

•

To allow NEOs who demonstrate consistent performance over a multi-year period to earn above-average compensation when FLIR achieves above-average long-term performance. This means that our compensation program for NEOs has a high degree of variability—significant upside for performance that exceeds goals, with commensurate risk when performance falls short of goals;

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Is affordable and appropriate in light of the Company’s size, strategy and anticipated performance. This means that while the Compensation Committee considers competitive practice in its decision-making, it places significant emphasis on the Company’s specific strategy, financial situation and performance in the ultimate determination of compensation decisions; and

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Is straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation plans, individually and in the aggregate. This means generally limiting the number of compensation elements, types of compensation, perquisites and post employment benefits while still remaining competitive in our compensation practices.

For purposes of this Compensation Discussion and Analysis, Named Executive Officers consist of our Chief Executive Officer (the “CEO”), our current Chief Financial Officer (the “CFO”), our former Chief Financial Officer and our three next most highly compensated executives as of December 31, 2010. The NEOs are the same five individuals listed in the “Management” section above with the addition of our former Chief Financial Officer who retired from the Company on May 31, 2010.

Annual Process for Determining NEO Compensation

We evaluate our compensation plans and programs annually. This process begins early in each fiscal year with our human resources team gathering and presenting relevant data on executive compensation of our peer group (as discussed below) to our CEO. This data is then integrated with other considerations such as relative compensation among the NEOs, overall Company performance in both absolute terms and relative to the peer group, and the results achieved by each individual NEO during the previous year. With the assistance of our human resources team, our CEO then makes recommendations regarding base salary and target levels of annual incentive and long-term incentive compensation for each NEO (other than the CEO) to the Compensation Committee for its review and approval. The Compensation Committee independently reviews the peer group data relating to CEO compensation, the overall Company performance and the performance of our CEO to determine his base salary and target levels of annual incentive and long-term incentive compensation. Concurrently, our human resources team, CFO and our CEO develop and recommend performance targets for the Annual Incentive Plan (“AIP”) to the Compensation Committee for its review and approval. The criteria for establishing these metrics include our anticipated financial performance for the year as measured by our internal budget, our long-term performance outlook as communicated to our shareholders, the Company’s recent and anticipated financial results, and consistency with historical practice.

The largest single element of total direct compensation (“TDC”) for our NEOs is long-term incentive compensation. TDC is defined as the sum of base salary, annual incentive compensation and long-term incentive compensation. Approximately 59% of our CEO’s target TDC is tied to the Company’s long-term performance. Compensation under our Long-Term Incentive Plan (“LTIP”) for our NEOs, excluding our CEO, accounts for approximately 50% of their target TDC. The higher proportion of long-term incentive compensation for our CEO reflects market practices as well as our objective to align his compensation with long-term corporate performance. LTIP compensation vehicles have varied historically. From 2006 to 2009 we used various combinations of performance and time vested options and time vested restricted stock units. In 2010, the NEO LTIP grant used a single vehicle, time vested options (as discussed on page 17).

We currently use the same metrics and similar plan design elements for the AIP compensation offered to our NEOs as those we use for the rest of our employees. While the amount of compensation that is at risk for performance varies among employee groups, all of our annual incentive pools are determined based on achievement of a target level of EPS and revenue. We believe EPS and revenue, and their annual growth rates, are important performance metrics for our shareholders. From 2006 through 2009, we designed our AIP exclusively around the growth in annual EPS metric. Beginning in 2010, we added revenue growth as an annual metric. EPS and revenue growth are equally weighted. We believe that having these two key metrics is better aligned with market practice (as discussed on page 15).

We believe this approach to short-term and long-term compensation offers appropriate incentives to our NEOs who are most able to impact long-term success, while aligning the objectives of all of our employees with those of our shareholders. The Compensation Committee periodically reviews this approach to ensure it remains consistent with the best interests of our shareholders.

Defining the Market—Benchmarking

Each year, management, in collaboration with the Compensation Committee reviews the group of comparison companies that we benchmark our NEO compensation against (the “Peer Group”). In November 2009, we determined that the Peer Group established for the prior year’s review was still the most appropriate comparison group to use for our 2010 benchmarking. Since there are no public companies directly comparable to FLIR, the Peer Group consisted of companies of similar size (based on revenues, assets and market capitalization) and in similar, but not identical, industries that had financial performance superior to most public companies as measured by the Russell 2000 index. Over the past four years we have maintained between sixteen to eighteen Peer Group companies. We have removed companies that either became too small or too large in comparison to FLIR and, in a few cases, due to the companies being acquired. Thirteen of the 16 Peer Group companies have been in the group for at least four years.

The Peer Group was as follows: (1) Barnes Group, Inc., (2) Dionex Corporation, (3) DRS Technologies, Inc., (4) ESCO Technologies, Inc., (5) Esterline Technologies Corporation, (6) Garmin Corporation, (7) Mine Safety Appliances Company, (8) MKS Instruments, Inc., (9) National Instruments Corporation,

(10) Perkin Elmer, Inc., (11) Rofin-Sinar Technologies, Inc., (12) Roper Industries, Inc., (13) Teledyne Technologies Incorporated, (14) Trimble Navigation Limited, (15) Varian, Inc., and (16) Waters Corporation. Based on the data available at the time of the benchmarking, the Company was smaller than the median of the Peer Group based on revenues (30th percentile) and assets (40th percentile), but above the Peer Group median with respect to market capitalization (80th percentile).

Over the five year period ending December 31, 2010, FLIR has outperformed both the Russell 2000 index and the Peer Group in total shareholder return, as reflected in the following graph.

Since we place significant emphasis on long-term growth in our stock price, we believe the information provided in the graph above to be important in understanding our compensation philosophy and its role in the achievement of our long-term objectives. During the five year period shown above, FLIR’s total shareholder return was the highest among the companies in the Peer Group and, on average in 2010, TDC for our NEOs was between the 65th and 75th percentile of the Peer Group. We have not established a specific percentile objective versus the market, nor have we established specific target TDC levels for our CEO or other NEOs. However, the Compensation Committee concluded, based on the Company’s performance compared with the Peer Group, information gathered by management from Equilar (as described below), and its own analysis, that current compensation levels are appropriate for each of the NEOs evaluated.

The Compensation Committee periodically reviews all elements of compensation and makes modifications as needed to remain competitive, fair, reasonable and consistent with the objectives described above and with established Company practices and policies. We utilize the services of outside compensation consultants, but not necessarily on an annual basis, because we have not found the additional cost of annual third party reviews to be justified. In years where we do not use a consultant, we have utilized information on executive compensation available from third party sources, such as Equilar, to assist us in evaluating our compensation levels. In our evaluation of 2010 NEO compensation, our human resources team contracted with Equilar and utilized its proxy database for our internal analysis. We conducted a comprehensive analysis comparing each element of compensation and TDC of each of our NEOs with comparable positions in the Peer Group companies. Where comparable positions were not present in the Peer Group, we reviewed published salary survey data in the Radford Executive Compensation Survey. For example, due to minimal chief legal counsel incumbents in the proxy data, we supplemented the proxy data for this position with the data from the Radford Executive Compensation Survey. We expect to make changes to our NEO compensation plans and practices when they are suggested by evolving best practices, changes in Company financial performance, and changes in accounting and tax rules. We would generally engage outside consultants to assist us in the event any major changes to our plans are contemplated.

Compensation Design and Elements of Compensation

We have designed our compensation plans to reward achievement of superior financial results, as measured by growth in EPS and revenue both annually and over multi-year periods. If we continue to meet the objectives we have set for the Company, which reflect superior results compared to our peers, our NEOs will earn above-average compensation. Failure to achieve targeted results will significantly reduce total compensation, since a significant portion of our NEOs’ pay is in the form of short-term incentives that are based on achieving a target growth in EPS and revenue and long-term incentives in the form of time-based stock options. We believe this “pay for performance” philosophy attracts, retains and motivates our NEOs to be aligned with the Company’s objectives, and helps attract and retain the talent needed to meet its goals.

The details of compensation for our NEOs are provided in the Compensation of Executive Officers section of this Proxy Statement starting on page 21.

Base Salary

Key considerations in establishing base salary levels include the overall level of responsibility a given NEO has, the importance of the role, and the experience, expertise and specific performance of the individual. We consider current base salary levels for each of our NEOs to be consistent with these objectives and, absent any changes in responsibilities, that the individuals would expect increases in base salary to be in line with the market for such positions in the future. Our CEO’s base salary is contractually established in his employment agreements at $825,000 for 2010 and $850,000 for 2011. All other NEOs’ base salaries are determined annually by the Compensation Committee in consultation with our CEO. Our CEO’s recommendations are supported by information and analysis provided by our human resources team. For our NEOs, base salaries for 2010 accounted for 23% of their TDC. This means our NEOs have 77% of their total pay opportunity tied to performance-based and/or long-term incentive pay.

Annual Incentive Plan

We have an Annual Incentive Plan that covers virtually all non-commission earning U.S. employees and all non-commission earning non-management employees outside of the United States. For our NEOs, this program awards annual cash incentive compensation based upon achievement of increases in EPS and revenue from the prior year.

The 2010 AIP funding was based on achievement of reported EPS and revenue targets, which were the same for our NEOs and all other employees. In prior years, we used the single metric of EPS growth. Based on our review of the prevalence of metrics used by other top performing companies and the Peer Group, we determined that having two metrics is better aligned with market practice. Eighty-one percent of our Peer Group uses two or more metrics with the most common metrics being ones that measure earnings and revenue. For the Company, growth in EPS and revenue are critical performance measures. We believe that aligning our NEOs’ non-equity incentive award with these measures, if done annually and consistently, is a simple and easy to understand approach that is well aligned with our shareholders’ interests. The Annual Incentive Plan was designed so that if the Company achieves the EPS and revenue targets, the AIP pool would equal 100% of the target incentive awards for all NEOs, including our CEO. The EPS and revenue metrics are equally weighted at 50% each. For the half measured against the EPS metric, with each $0.01 variance above or below the target EPS, the AIP pool for NEOs was increased or decreased by 5%. The EPS target for 2010 was $1.60, representing a 10% increase over our actual EPS of $1.45 in 2009. For the half measured against the revenue metric, with each $7,700,000 variance above or below the target revenue, the AIP pool for NEOs was increased or decreased by 5%. The revenue target for 2010 was $1,262,000,000, representing a 10% increase over our actual revenue of $1,147,000,000 in 2009. The target award for our CEO was 100% of his base salary. Target awards for our other NEOs ranged from 60% to 70% of base salary. These target award levels were compared with the annual incentive levels of individuals in the Peer Group and, based on our performance and our compensation objectives, the Compensation Committee determined that they were appropriate. While we compared our specific AIP targets against the Peer Group on a position by position basis, we also evaluated the overall mix of base salaries, short-term and long-term incentive compensation using the Peer Group data as a guide.

2010 Annual Incentive Plan Matrix

	Threshold	Target	Outstanding	Actual
EPS	91% of target $1.45	100% of target $1.60	113% of target $1.80	97% of target $1.54
Revenue	91% of target $1,147M	100% of target $1,262M	112% of target $1,416M	110% of target $1,385M
Annual Incentive	025% of target	100% of target	200% of target	125% of target

For 2010, FLIR’s reported EPS and revenue were $1.54 and $1,385,301,000, respectively, resulting in an AIP payout at 125% of target.

The NEOs’ incentive payments and the non-executive employee pools have fluctuated from year to year in relation to our performance relative to our targets. For our NEOs as a group, non-equity incentive compensation for 2010 accounted for 23% of TDC.

In 2007, we received shareholder approval for, and adopted, an Executive Bonus Plan. The Executive Bonus Plan is designed so that bonuses paid under it may, subject to our compliance with Section 162(m) of the United States Internal Revenue Code (the “Code”), be deductible for federal income tax purposes. The Executive Bonus Plan provides for a maximum annual award to any NEO of $5,000,000. In 2010, the maximum AIP payout for our CEO was the lesser of 1% of net earnings and $5,000,000 and for our other NEOs was the lesser of 0.5% of net earnings and $5,000,000.

Long-Term Equity Incentive Program

We believe sustained long-term growth in our share price, achieved through growing revenue and EPS, is the primary responsibility of our NEOs. Long-term incentives in the form of stock options, restricted stock units (“RSU”) or other equity instruments are an appropriate way to link the interests of management and shareholders, and to incent management to achieve this objective. Therefore, we have consistently used such instruments as an integral part of our compensation programs, and the largest single component of each NEO’s target compensation. We believe this has helped contribute to our shareholder returns, which are superior to market indices and our Peer Group. For example, our annualized shareholder return from the end of 2005 through the end of 2010 was 22%, compared with an average annual return of 4% for the Russell 2000 index and 9% for the Peer Group during that time period. Over the past several years, it has been our practice to issue stock-based compensation annually following our annual meeting. Pursuant to the Compensation Committee Charter and the Equity Granting Policy adopted by the Compensation Committee in March 2007, we expect to continue to make annual grants in the future.

In 2009, we granted a mixture of time-based stock options and RSUs and performance-based stock options. The time-based RSUs addressed our retention needs by providing a certain level of compensation that requires future service on the part of the NEO. The performance-based options have vesting contingent on achieving certain increases in annual EPS. In 2010, we granted 100% of the long-term incentive award value in time-based stock options. Stock options are inherently performance-based equity vehicles without requiring additional performance hurdles for vesting. No company in our Peer Group utilized performance-vested options and its prevalence, in general, is low. Also, due to the multi-year vesting of our LTIP program, each NEO continues to have a mixture of time-based stock options and RSUs and performance-based stock options.

The annual LTIP awards in 2010 were established on a dollar value basis and then converted into a number of options for each NEO. For this purpose, stock options are valued using the Black-Scholes option pricing model as of the date of grant. The options granted in 2010 vest at the rate of one third per year.

The 2010 annual LTIP award amounts were compared with the long-term incentive levels of individuals in the Peer Group and the Compensation Committee determined that they were appropriate and consistent with the Company’s objectives. Our former Chief Financial Officer received a prorated award due to his retirement in May 2010. While we compared the specific LTIP awards against the Peer Group on a position by position basis, we did not set our NEO LTIP awards solely on this basis. We determined that the awards were generally consistent with the market and our objectives relating to pay mix and performance-based compensation.

Perquisites and Other Benefits

In general, we minimize the value and number of perquisites provided to our NEOs. We believe this makes our overall compensation program simpler, easier to understand, and more transparent to stakeholders. The primary perquisite for our NEOs is an automobile allowance. In addition, our NEOs have supplemental life insurance benefits beyond those provided to other U.S.-based employees. Our standard life insurance benefit is equal to two times an employee’s annual salary to a maximum of $500,000. The NEOs supplemental life insurance plan provides three times the NEO’s salary, up to a maximum benefit of $1,200,000. The values of all perquisites for our NEOs are included in the All Other Compensation Table on page 22.

Our NEOs are also eligible to participate in our other benefit plans on the same terms as other employees. These plans include health plans, disability plans, retirement plans and an employee stock purchase plan.

Supplemental Executive Retirement Plan

In January 2001, we implemented a Supplemental Executive Retirement Plan (the “SERP”) for certain executives then employed by FLIR in the United States. This plan was implemented as an important retention tool at a time of uncertainty in the Company. Since the SERP’s inception, no additional participants have been added, and we do not intend to add participants in the future. Messrs. Lewis, Sundermeier and Teich are the only participants in the SERP. Mr. Bailey participated in the SERP while he was an active employee. Pursuant to the terms of his SERP, his account was distributed to him six months after his retirement. See page 26 for additional information.

Non-Qualified Deferred Compensation Plans

In early 2008, we implemented a non-qualified deferred compensation (“NQDC”) plan and a stock deferral plan. Participation by our employees, including our NEOs, is optional. The NQDC plan provides an additional pre-tax savings vehicle for our more highly compensated U.S.-based employees whose retirement savings opportunity was limited to $16,500 in 2010 under our 401(k) plan. The stock deferral plan allows eligible employees to defer the receipt of vested RSUs. The NQDC and stock deferral plans are available to all our U.S.-based employees earning over a specified annual salary. The NQDC plan does not allow for Company contributions to be made to the plan on behalf of any employee, including the NEOs. See page 27 for additional details.

Employment and Consulting Agreements

Our CEO has an employment agreement approved by the Compensation Committee that establishes base salary levels and provides for annual incentive and long-term incentive awards under our approved plans (i.e., AIP and LTIP) for each year covered by his respective contract. This contract, and the Company’s obligations under it, is further described on page 23.

We entered into a consulting arrangement with our former CFO after his retirement from the Company on May 31, 2010. Pursuant to his consulting agreement, the former CFO will provide transitional services to Company and also be available to consult on historical matters under his purview while in the role of Chief Financial Officer. The term of the consulting agreement is from June 1, 2010 to May 31, 2011 with monthly compensation of $12,500. During this period, any outstanding unvested equity awards will continue vesting. Due to his retirement, he received prorated AIP and equity awards for 2010.

Post Termination Elements of Compensation

Severance

With the exception of our CEO, we do not have any formal severance arrangements with any of our NEOs.

In the past we have provided severance on a case by case basis in situations where a termination was not for cause, and such payment was deemed to be appropriate and in the best interests of the Company. We are likely to continue doing so in the future.

Change of Control Agreements

We consider a sound and vital management team to be essential in protecting and enhancing the best interests of the Company and our shareholders. To this end, we recognize that the possibility of a change of control could arise and that such possibility may result in the departure or distraction of management to the detriment of the Company and our shareholders. In order to encourage the continued attention and dedication of our NEOs to their assigned duties without distraction in circumstances arising from the possibility of a change of control of the Company, we entered into change of control agreements, effective April 30, 2009, with our NEOs, with the exception of our CEO.

The terms and value of these severance and change of control termination benefits are further described starting on page 28.

Compensation Committee Governance

Compensation Committee Members and Compensation Committee Charter

Our NEO compensation policies are established, reviewed and approved by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of three non-employee directors—Angus L. Macdonald (Chair), William W. Crouch and Michael T. Smith—all of whom have been determined by the Board to be “independent” as defined by the Board’s Corporate Governance Principles and applicable SEC and NASDAQ rules. The members of the Compensation Committee, in aggregate, have significant experience in executive positions including management, talent development, finance, and accounting, and have been involved in executive compensation matters in their respective careers. See page 3 in this Proxy Statement for a more detailed biography for each of our directors. In accordance with its Charter, the Board’s Corporate Governance Committee annually reviews the operation, structure, and membership of all committees, including the Compensation Committee.

The Compensation Committee has primary responsibility for all matters relating to the compensation of our NEOs, as well as certain compensation elements for other employees. “Compensation” for this purpose means all forms of remuneration including, without limitation, salaries, bonuses, annual and long-term incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, fringe benefits and perquisites, and compensation and benefits in the event of a change of control of the Company. The Compensation Committee, in its discretion, may retain the services of outside consultants to assist the Compensation Committee in compensation matters. The Compensation Committee is governed by a charter adopted by the Board, which can be found at www.flir.com/investor. The Corporate Governance Committee of the Board annually considers and makes recommendations, as appropriate, to the Board regarding the content of all Board committee charters, including the Compensation Committee’s charter. The Compensation Committee charter was first adopted by the Board on October 24, 2002, and was most recently updated in February 2010.

Compensation Consultant

The Compensation Committee has from time to time engaged professional compensation consultants to advise the Compensation Committee on our executive compensation programs and policies. Most recently, the Compensation Committee engaged Pearl Meyer and Partners to conduct a competitive analysis of our executive compensation levels in 2010. The Compensation Committee did not engage a compensation consultant in 2009. The Compensation Committee and the Corporate Governance Committee intend to continue using compensation consultants in the future, but not necessarily on an annual basis. Decisions as to whether the use of a consultant is appropriate for any annual period will be determined by the respective committees based on considerations including length of time since the last engagement of a consultant and changes in factors affecting executive compensation at the Company or in the market at large.

Role of Executives in Establishing Compensation

Our CFO and Vice President of Global Human Resources have participated in the development of certain NEO compensation programs, particularly the AIP and the LTIP described above. Once formulated, these programs are reviewed by our CEO and other individuals whose counsel may be sought from time to time and submitted to the Compensation Committee for its review and approval. As noted previously, with the assistance of our human resources team, our CEO makes recommendations regarding base salary and target levels of the AIP and LTIP compensation for each NEO (other than the CEO) to the Compensation Committee. Our human resources team, CFO and CEO also recommend to the Compensation Committee the performance targets under the AIP and LTIP, if applicable. From time to time, certain individuals including our CEO, CFO and Vice President of Global Human Resources are invited to attend meetings of the Compensation Committee. A person, who may be a member of the Company’s management, will be designated by the Compensation Committee Chairman to act as Secretary to the Compensation Committee. During 2010, the Company’s Senior Vice President, General Counsel and Secretary served in this capacity. While these individuals may be asked to provide input and perspective, only Compensation Committee members vote on NEO compensation matters. Our Vice President of Global Human Resources is responsible for the implementation, execution and operation of our compensation programs, as directed by the CEO and the Compensation Committee.

Stock Ownership/Retention Requirements

We impose stock ownership requirements on our NEOs. The Corporate Governance Principles require our NEOs to hold shares of Common Stock, RSUs or in-the-money stock options valued in an amount equal to no less than one year’s base salary. The Corporate Governance Principles are reviewed annually by the Corporate Governance Committee of the Board. As of the date of this Proxy Statement, all NEOs are in compliance with these requirements.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

When determining the amounts of long-term incentive compensation for NEOs and employees, the Compensation Committee examines the accounting cost associated with the grants. Grants of stock options, RSUs and other share-based payments result in an accounting expense for the Company. The accounting expense is equal to the fair value of the instruments being issued. For the RSUs, the expense is equal to the fair value of a share of Common Stock on the date of grant times the number of units granted. For stock options, the expense is equal to the fair value of the option on the date of grant using a Black-Scholes option pricing model times the number of options granted. The expenses are amortized over the vesting period.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to “covered employees” within the meaning of Section 162(m). Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our NEO compensation plans in this regard. However, the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m).

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with FLIR’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

THE COMPENSATION COMMITTEE

Angus L. Macdonald, Chair
William W. Crouch
Michael T. Smith

COMPENSATION OF EXECUTIVE OFFICERS

2010 Summary Compensation Table

The following table summarizes compensation for our CEO, CFO, former CFO and our three other NEOs for the years ended December 31, 2010, 2009, and 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
Earl R. Lewis	2010	$825,000	$—	$2,717,891	$1,031,250	$755,473	$40,778	$5,370,392
Chief Executive Officer	2009 2008	825,000 823,206	475,622 1,570,986	2,411,510 1,616,161	594,000 2,095,500	1,627,954 3,847,576	43,840 39,538	5,977,926 9,992,968

Stephen M. Bailey	2010	232,329	—	42,840	150,000	645,614	109,140	1,179,923
Chief Financial Officer(6)	2009 2008	370,000 369,308	98,714 422,734	478,235 434,304	159,840 563,880	616,965 1,279,743	34,825 32,771	1,758,579 3,102,740

Anthony L. Trunzo	2010	367,308	—	731,875	277,500	n/a	27,060	1,403,743
Senior Vice President, Finance and Chief Financial Officer

William A. Sundermeier	2010	397,385	—	836,094	350,000	—	27,941	1,611,420
President, Government Systems Division	2009 2008	332,000 327,769	307,736 549,006	965,009 405,601	143,424 508,000	402,596 552,704	28,229 26,231	2,178,994 2,369,311

Andrew C. Teich	2010	397,385	—	836,094	350,000	—	29,690	1,613,169
President, Commercial Systems Division	2009 2008	332,000 327,769	248,736 394,188	965,009 405,601	143,424 508,000	467,566 660,982	28,551 27,213	2,185,286 2,323,753

William W. Davis	2010	319,039	—	522,266	240,000	n/a	27,892	1,109,197
Senior Vice President, General Counsel and Secretary

(1)	Represents the grant date fair value for time-based RSU awards granted in 2009 and 2008. In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), the grant date fair value for these awards is the closing market price of our Common Stock on the date of grant.

(2)	Represents the grant date fair value for options granted in 2010, 2009 and 2008 at an exercise price of $30.27, $25.64 and $34.31 per share, respectively. In accordance with FASB ASC Topic 718, the grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value of the stock option awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Represents amounts earned under our AIP with respect to the specified year. The AIP and the metrics used to determine annual payment are described in the Compensation Discussion and Analysis under “Annual Incentive Plan.” Mr. Bailey’s AIP payment was prorated to half of his full award due to his retirement and was based on the same metrics as the other NEOs.

(4)	Represents the aggregate change in actuarial present value of each NEO’s accumulated benefit under the SERP during the years indicated. The Change in Pension Value in the table above is calculated on the basis of Minimum Retirement Benefit (as described in the Pension Benefits table on page 26) for all participants, even though Messrs. Sundermeier and Teich have not achieved eligibility for such benefits.

(5)	Represents actual cash expenses incurred by the Company and includes car allowances, Company matching contributions under our 401(k) plan, group life insurance premiums, supplemental executive life insurance premiums, and other personal benefits. Details are described in the All Other Compensation Table on page 22.

(6)	Mr. Bailey retired from the Company effective May 31, 2010. The Company retained him under a one-year consulting agreement at a rate of $12,500 per month. These consulting fees are included in Mr. Bailey’s All Other Compensation column. Mr. Bailey’s outstanding equity awards will continue to vest during the consulting period.

2010 All Other Compensation Table

The following table provides the components of the amounts shown for 2010 in the “All Other Compensation” column of the Summary Compensation Table above.

Name and Principal Position	Car Allowance ($)	Company Contributions under 401(k) Plan ($)	Group Life Insurance Premiums ($)	Supplemental Executive Life Insurance Premiums ($)	Other Personal Benefits ($)(1)	Total ($)
Earl R. Lewis	$18,000	$8,250	$6,858	$7,320	$350	$40,778
Stephen M. Bailey	7,500	8,250	2,056	3,834	87,500	109,140
Anthony L. Trunzo	18,000	8,250	810	—	—	27,060
William A. Sundermeier	18,000	8,250	810	881	—	27,941
Andrew C. Teich	18,000	8,250	1,266	1,107	1,067	29,690
William W. Davis	18,000	8,250	1,242	—	400	27,892

(1)	Represents airline club membership dues for Messrs. Lewis and Davis, a patent award payment to Mr. Teich, and consulting fees paid to Mr. Bailey

2010 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information about stock and stock option awards and equity and non-equity incentive plan awards granted to our NEOs during the year ended December 31, 2010.

Name	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)		All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)
Earl R. Lewis	4/27/2010(2)	2/10/2010 4/22/2010	$206,250	$825,000	232,100	$30.27	$2,717,891
Stephen M. Bailey	4/27/2010(3)	2/10/2010 4/22/2010	30,000	120,000	4,500	30.27	42,840
Anthony L. Trunzo	4/27/2010(2)	2/10/2010 4/22/2010	55,500	222,000	62,500	30.27	731,875
William A. Sundermeier	4/27/2010(2)	2/10/2010 4/22/2010	70,000	280,000	71,400	30.27	836,094
Andrew C. Teich	4/27/2010(2)	2/10/2010 4/22/2010	70,000	280,000	71,400	30.27	836,094
William W. Davis	4/27/2010(2)	2/10/2010 4/22/2010	48,000	192,000	44,600	30.27	522,266

(1)	Represents the target awards under the AIP. The AIP threshold is 25% of target. The Compensation Committee approved the AIP grants at a committee meeting on February 10, 2010. See the Annual Incentive Plan section of Compensation Discussion and Analysis on page 15 for details on the AIP. Mr. Bailey’s AIP target was prorated to half of his normal award due to his retirement.

(2)

The Compensation Committee approved the time-based stock option grants at a committee meeting on April 22, 2010. The stock option grants were issued on April 27, 2010 which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. The time-based stock option grants for Messrs. Lewis, Trunzo, Sundermeier, Teich and Davis vest over a three year period, in three equal installments on April 27, 2011, 2012 and 2013. The grant date fair value represents the maximum grant date fair value of $11.71 per share, calculated in accordance with FASB ASC Topic 718. The assumption made in determining the grant date fair value of each stock option grant are disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	The time-based option grant for Mr. Bailey was prorated due to his retirement and vested on his retirement date, May 31, 2010. The grant date fair value represents the maximum grant date fair value at a value of $9.52 per share, calculated in accordance with FASB ASC Topic 718. The grant date fair value of Mr. Bailey’s award differs from that of the other NEOs primarily due to the shorter expected life used in the valuation assumptions in recognition of his retirement. The assumption made in determining the grant date fair value of each stock option grant are disclosed in Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Employment Agreements and Other Compensation Arrangements

The Company has entered into an employment agreement with Mr. Lewis. Pursuant to this agreement, Mr. Lewis is employed by the Company as President and Chief Executive Officer. The agreement establishes his annual base salary, and provides that he will also be eligible for bonuses, incentive payments, and grants of stock options and other equity awards as determined by the Compensation Committee. In addition, Mr. Lewis’ agreement includes provisions regarding various termination scenarios which are described in the Potential Payments Upon Termination or Change of Control section on page 28.

Outstanding Equity Awards at Fiscal Year End 2010

The following Outstanding Equity Awards at Fiscal Year End table summarizes the equity awards we have made to our NEOs which are outstanding as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock That Have Not Been Vested ($)(1)
Earl R. Lewis	182,944			$5.87	2/12/2012
	680,000			18.06	2/4/2015
	274,492			12.57	2/13/2016
	250,000			20.75	5/1/2017
	86,333	43,167(2)		34.31	4/28/2018
	32,066	16,034(3)	32,067(4)	25.64	5/5/2019
	47,233	94,467(5)		25.64	5/5/2019
		232,100(6)		30.27	4/27/2020
						15,263(8)	$454,074
						12,367(9)	367,918

Stephen M. Bailey	50,000			20.75	5/1/2017
	23,200	11,600(2)		34.31	4/28/2018
	10,000	5,000(3)		25.64	5/5/2019
	14,750	14,750(7)		25.64	5/5/2019
						4,107(8)	122,183
						1,925(10)	57,269

Anthony L. Trunzo	120,000			18.06	2/4/2015
	35,862			12.57	2/13/2016
	47,000			20.75	5/1/2017
	15,666	7,834(2)		34.31	4/28/2018
	10,700	5,350(3)	10,700(4)	25.64	5/5/2019
	15,733	31,467(5)		25.64	5/5/2019
		62,500(6)		30.27	4/27/2020
						2,775(8)	82,556
						4,134(9)	122,987

William A. Sundermeier	119,400			12.57	2/13/2016
	65,200			20.75	5/1/2017
	21,666	10,834(2)		34.31	4/28/2018
	12,833	6,417(3)	12,834(4)	25.64	5/5/2019
	18,900	37,800(5)		25.64	5/5/2019
		71,400(6)		30.27	4/27/2020
						3,830(8)	113,943
						4,934(9)	146,787

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock That Have Not Been Vested ($)(1)

Andrew C. Teich	150,000			$18.06	2/4/2015
	119,400			12.57	2/13/2016
	65,200			20.75	5/1/2017
	21,666	10,834(2)		34.31	4/28/2018
	12,833	6,417(3)	12,834(4)	25.64	5/5/2019
	18,900	37,800(5)		25.64	5/5/2019
		71,400(6)		30.27	4/27/2020
						3,830(8)	$113,943
						4,934(9)	146,787

William W. Davis	25,000			22.40	7/27/2017
	15,666	7,834(2)		34.31	4/28/2018
	9,333	4,667(3)	9,334(4)	25.64	5/5/2019
	13,766	27,534(5)		25.64	5/5/2019
		44,600(6)		30.27	4/27/2020
						2,775(8)	82,556
						3,600(9)	107,100

(1)	Based on the closing market price of our Common Stock as of December 31, 2010 ($29.75), as reported on NASDAQ.

(2)	This represents the number of performance-based stock options granted on April 28, 2008 and earned based on our performance in 2010. These options vested and became exercisable on February 15, 2011.

(3)	This represents the number of performance-based stock options granted on May 5, 2009 that vested and became exercisable on February 15, 2011, based on our achieving the threshold performance goal for 2010 of $1.49 in EPS. By achieving threshold performance, only 50% of the available shares vested. The remaining 50% of the performance-based options that did not vest were forfeited.

(4)	This represents the number of performance-based stock options granted on May 5, 2009 that are subject to a 2011 performance goal.

(5)	Time-based stock options granted on May 5, 2009 that will vest in two equal increments on May 5, 2011 and 2012.

(6)	Time-based stock options granted on April 27, 2010 that will vest in three equal increments on April 27, 2011, 2012 and 2013.

(7)	Time-based stock options granted on May 5, 2009 that will vest on May 5, 2011.

(8)	RSUs granted on April 28, 2008 that will vest on April 28, 2011.

(9)	RSUs granted on May 5, 2009 that will vest in two equal increments on May 5, 2011 and May 5, 2012.

(10)	RSUs granted on May 5, 2009 that will vest on May 5, 2011.

2010 Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our NEOs on stock option award exercises and RSUs vesting during the year ended December 31, 2010.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Earl R. Lewis(3)	300,000	$6,522,499	31,780	$958,049
Stephen M. Bailey	302,838	4,054,837	8,932	268,604
Anthony L. Trunzo(4)	38,138	664,408	6,781	201,613
William A. Sundermeier(5)	—	—	13,996	417,423
Andrew C. Teich(6)	136,384	3,019,577	11,496	342,973
William W. Davis	—	—	5,775	169,897

(1)	The value realized on exercise represents the difference between the exercise price per share of the stock option and the sales price of each share of our Common Stock multiplied by the number of shares exercised. The exercise price of each stock option was equal to the closing price of our Common Stock as reported on NASDAQ on the date of grant.

(2)	The value realized on vesting was determined by multiplying the number of RSUs vesting by the closing price of our Common Stock as reported on NASDAQ on the date of vesting.

(3)	Included are 15,263 RSUs that vested on April 28, 2010 and 6,183 RSUs that vested on June 5, 2010, for which distribution has been deferred until June 1, 2015. The value realized on vesting of these units was $634,697.

(4)	Included are 2,066 RSUs that vested on June 5, 2010, for which distribution has been deferred until June 1, 2014. The value realized on vesting of these units was $55,968.

(5)	Included are 3,830 RSUs that vested on April 28, 2010 and 2,466 RSUs that vested on June 5, 2010, for which distribution has been deferred until June 1, 2012. The value realized on vesting of these units was $184,040.

(6)	Included are 3,830 RSUs that vested on April 28, 2010, for which distribution has been deferred until June 1, 2011, and 2,466 RSUs that vested on June 5, 2010, for which distribution has been deferred until June 1, 2016. The value realized on vesting of these units was $184,040.

2010 Pension Benefits

The following Pension Benefits table provides the present value of the accumulated benefits payable to each of our NEOs under our SERP.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments during last fiscal year ($)
Earl R. Lewis	SERP	10	$10,884,289	$—
Stephen M. Bailey	SERP	10	4,155,324	4,155,324
Anthony L. Trunzo	n/a	n/a	n/a	—
William A. Sundermeier	SERP	10	1,491,238	—
Andrew C. Teich	SERP	10	1,751,204	—
William W. Davis	n/a	n/a	n/a	—

(1)	The assumptions made in determining the present value of the accumulated benefit are disclosed in Note 16 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

Under the SERP, there are two methods for calculating retirement benefits: (1) Retirement Benefit and (2) Minimum Retirement Benefit. Under the Retirement Benefit method, a participant who terminates is entitled to receive his vested account balance in a lump sum payable within 60 days after the date of termination. Under the Minimum Retirement Benefit method, a participant is entitled to receive a lump sum payment equal to 118% of the present value of a hypothetical stream of installments payable annually for 20 years, with each payment equal to 25% of the greater of (A) the participant’s cash compensation earned during his final 12 full months of employment, (B) the average of the participant’s 2 highest full calendar years of cash compensation, or (C) the participant’s highest cash compensation received in any one of the 5 full calendar years preceding retirement. Under certain circumstances defined below, participants are eligible to receive the greater of the Retirement Benefit or the Minimum Retirement Benefit. The present value of accumulated benefits in the table above is calculated on the basis of Minimum Retirement Benefit for all participants even though Messrs. Sundermeier and Teich have not achieved eligibility for such benefits.

Participant accounts are in separate unfunded retirement accounts and such accounts are credited with an amount equal to 10% of such participant’s cash compensation during each plan year. Cash compensation is defined as salary plus annual incentive payments. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the participant and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. All participants are 100% vested.

Upon Normal Retirement, death or disability, the participant is entitled to receive the greater of his Retirement Benefit or his Minimum Retirement Benefit.

The SERP defines Normal Retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the SERP established based upon termination of employment at or after age 55 with at least 5 full years of service. Under these early retirement provisions, the participant is eligible to receive the Minimum Retirement Benefit; however, benefits are reduced by 6% for each year prior to age 60 in which the termination occurs. If a participant is eligible for early retirement and terminates within 2 years of a Change of Control, the 6% reduction above shall not apply and the benefit will be increased by 5% for each year, or partial year, that the participant’s age at termination is less than 60.

2010 Non-Qualified Deferred Compensation

The following Non-Qualified Deferred Compensation table provides information regarding the contributions made and the aggregate earnings recognized during the year ended December 31, 2010, and the account balances as of December 31, 2010 for our NEOs under the NQDC plan and the stock deferral plan.

Name	Executive Contributions in 2010 ($)		Registrant Contributions ($)		Aggregate Earnings in 2010 ($)(1)	Aggregate Withdrawals / Distributions		Aggregate Balance at December 31, 2010 ($)
Earl R. Lewis(2)	$379,500 634,697	(3) (4)	$	— —	$287,691 (42,159)	$	— —	$2,166,971 1,092,063
Stephen M. Bailey	—			—	—		—	—
Anthony L. Trunzo(5)	29,600 55,968	(3) (6)		— —	32,092 5,496		— —	367,806 61,464
William A. Sundermeier	184,040	(7)		—	(8,145)		—	301,219
Andrew C. Teich(8)	54,138 184,040	(3) (7)		— —	18,464 (8,145)		— —	144,846 301,219
William W. Davis(9)	—			—	—		—	—

(1)	These amounts are not reported in the Summary Compensation Table on page 21.

(2)	Mr. Lewis is deferring $515,625 of his 2010 AIP compensation reported in the Summary Compensation Table on page 21.

(3)	These amounts are reported as Salary compensation in the Summary Compensation Table on page 21.

(4)	Includes 15,263 RSUs that vested on April 28, 2010 and 6,183 RSUs that vested on June 5, 2010.

(5)	Mr. Trunzo is deferring $177,500 of his 2010 AIP compensation reported in the Summary Compensation Table on page 21.

(6)	Includes 2,066 RSUs that vested on June 5, 2010.

(7)	Includes 3,830 RSUs that vested on April 28, 2010 and 2,466 RSUs that vested on June 5, 2010.

(8)	Mr. Teich is deferring $35,000 of his 2010 AIP compensation reported in the Summary Compensation Table on page 21.

(9)	Mr. Davis is deferring $165,000 of his 2010 AIP compensation reported in the Summary Compensation Table on page 21.

FLIR implemented the NQDC plan in 2008 in order to provide highly compensated employees with an additional savings option. NEOs can defer up to 50% of salary and up to 100% of AIP compensation. Participants elect the timing and method of distribution during the annual enrollment period. Distribution options include a lump sum or annual installments. The deferred compensation and investment earnings are held as a Company asset within a rabbi trust. Participants have a menu of market-based investment options from which to choose to invest their contributions.

In addition, the Company implemented a Stock Deferral Plan in 2008 that provides highly compensated employees the option of deferring the receipt of RSUs after vesting. Participants may elect to defer the distribution for up to 11 years from the grant date and must make the election to defer within 30 days of grant.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our NEOs in the event of a termination of employment or a termination in connection with a change of control of the Company. The following tables show potential payments to our NEOs assuming a December 31, 2010 termination date and, where applicable, using the closing market price of our Common Stock as of December 31, 2010 of $29.75, as reported on NASDAQ.

Upon Mr. Bailey’s retirement from the Company in May 2010, the Company entered into a consulting arrangement which provides him $12,500 monthly from June 2010 to May 2011. During this period, any outstanding unvested equity awards will continue vesting. Additionally, he received prorated AIP and equity awards in 2010.

Earl R. Lewis

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Death	Disability
Compensation
Base Salary Continuation(1)	$—	$—	$—	$1,237,500	$—	$825,000	$343,750
Severance Payment(2)	—	—	—	825,000	—	—	—
Stock Options (unvested and accelerated)(3)	—	—	—	520,055	—	—	—
RSUs (unvested and accelerated)(3)	—	—	—	821,993	—	—	—
Benefits & Perquisites
Post-termination Health Care	—	—	—	—	—	—	—
Supplemental Executive Retirement Plan(4)	12,034,238	12,034,238	12,034,238	12,034,238	1,795,987	12,034,238	12,034,238

Total	$12,034,238	$12,034,238	$12,034,238	$15,438,786	$1,795,987	$12,859,238	$12,377,988

(1)	Base Salary: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to 18 months of his base salary in effect at the time of termination. If Mr. Lewis’ employment is terminated due to death, his beneficiaries will be entitled to 12 months of his base salary in effect at the time of termination. In the event of termination due to disability, base salary will be paid through the end of the fifth month of disability.

(2)	Severance Payment: In the event Mr. Lewis’ employment is involuntarily terminated without cause by the Company, he will be entitled to a severance payment equal to 100% of his base salary.

(3)	Stock Options and RSUs: In the event Mr. Lewis’ employment is involuntarily terminated by the Company without cause, he will be entitled to immediate vesting on all unvested equity awards.

(4)	Supplemental Executive Retirement Plan (SERP): In the event Mr. Lewis’ employment is terminated for any reason other than for cause, he will be entitled to the Minimum Retirement Benefit as described in the Pension Benefits table on page xx. The amounts above represent the present value of a stream of annuity payments payable over 20 years using a discount rate on December 31, 2010 of 5.15%. In the event Mr. Lewis’ employment is terminated for cause, his benefit will be equal to his vested account balance in his SERP account as of the date of termination. The benefit will be paid as a lump sum.

Anthony L. Trunzo

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$1,074,408	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	173,306	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	205,543	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	22,235	—	—
Supplemental Executive Retirement Plan(4)	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$1,475,492	$—	$—

William A. Sundermeier

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$1,222,809	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	208,104	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	260,729	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	35,030	—	—
Supplemental Executive Retirement Plan(4)	616,529	—	—	616,529	616,529	616,529	2,850,275	2,850,275

Total	$616,529	$—	$—	$616,529	$616,529	$2,343,201	$2,850,275	$2,850,275

Andrew C. Teich

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$1,222,809	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	208,104	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	260,729	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	9,762	—	—
Supplemental Executive Retirement Plan(4)	627,246	—	—	627,246	627,246	627,246	2,850,275	2,850,275

Total	$627,246	$—	$—	$627,246	$627,246	$2,328,650	$2,850,275	$2,850,275

William W. Davis

Executive Benefits and Payments Upon Termination	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Termination in connection with a Change of Control	Death	Disability
Compensation
Lump Sum Payment(1)	$—	$—	$—	$—	$—	$981,479	$—	$—
Stock Options (unvested and accelerated)(2)	—	—	—	—	—	151,525	—	—
RSUs (unvested and accelerated)(2)	—	—	—	—	—	189,656	—	—
Benefits & Perquisites
Post-termination Health Care(3)	—	—	—	—	—	35,030	—	—
Supplemental Executive Retirement Plan(4)	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$1,357,690	$—	$—

(1)	Lump Sum Payment for Cash Compensation: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive will be entitled to a payment equal to his base salary and AIP for the two most recent taxable years ending before the date upon which the change of control occurred.

(2)	Stock Options and RSUs: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive will be entitled to immediate vesting on all unvested equity awards.

(3)	Post-Termination Health Care Benefits: In the event an executive’s employment is involuntarily terminated by the Company in connection with a change of control, the executive and the executive’s family are entitled to health care benefits equal to what they had while the executive was employed by the Company for 18 months after termination. The calculations assume an annual increase in healthcare premiums of 10%.

(4)	Supplemental Executive Retirement Plan (SERP): Benefits payable are affected by the age of the participant on the date of termination. For Messrs. Sundermeier and Teich, who have not reached the retirement age of 60 or the early retirement age of 55, the Minimum Retirement Benefits provided in the plan do not apply. Both participants are 100% vested in their accounts. Terminations due to cause, not for cause and voluntary termination by the executive, only vested account balances are payable and benefits are payable in a lump sum. For termination due to death or disability, the Minimum Retirement Benefit as described in the Pension Benefits table on page 26 applies and benefits are payable over 20 years. In the event of termination within two years of a change of control, the account balances are payable, including principal and interest, over 20 years. Messrs. Trunzo and Davis are not participants in the SERP.

Termination or Change of Control Payments

We have change of control agreements with Messrs. Davis, Sundermeier, Teich, and Trunzo. Our CEO does not have such an agreement.

For change of control benefits to be paid, a change of control must have occurred and the NEO must be terminated within a specific period of time prior to or following the change of control event (i.e., between 60 days prior to and 180 days after the event). In such circumstances, the agreements provide for the following benefits: (a) immediate vesting of any unvested equity awards, (b) a payment equal to the cash compensation of the NEO for the two most recent taxable years ending before the date upon which the change of control occurred, and (c) a maximum of 18 months of continuation of health benefits. If the payment would result in a “parachute payment” within the meaning of Section 280G under the Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to the excise tax. Change of control benefits described in (b) and (c) above are contingent on the NEO signing a release of claims in a form satisfactory to the Company.

DIRECTOR COMPENSATION

Under a policy adopted by the Board of Directors in 2007 and amended in 2008, each non-employee director shall automatically be granted an annual grant of RSUs and stock options under the Company’s 2002 Incentive Stock Option Plan based on a targeted dollar value. The stock options vest immediately upon grant while the RSUs fully vest one year from the date of grant. In addition, each non-employee director receives a $50,000 annual cash retainer, an attendance fee of $1,500 for each meeting of the Board of Directors attended, and reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The Chairman of the Audit Committee receives a $12,000 annual retainer, and the Chairmen of the Compensation and Corporate Governance Committees each receive a $6,000 annual retainer. Each non-employee director who serves on the Audit Committee (other than the Chairman) receives a $6,000 annual retainer and each non-employee director who serves on the Compensation or Corporate Governance Committees (other than the Chairmen of such Committees), receives an annual retainer of $3,000.

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John D. Carter	$60,500	$27,243	$104,957	$—	$192,700
William W. Crouch	62,000	27,243	104,957	—	194,200
John C. Hart	31,000	27,243	104,957	100,000	263,200
Angus L. Macdonald	68,000	27,243	104,957	—	200,200
Michael T. Smith	71,000	27,243	104,957	—	203,200
John W. Wood, Jr.	59,000	27,243	104,957	—	191,200
Steven E. Wynne	62,000	27,243	104,957	—	194,200

(1)	Represents the grant date fair value for time-based RSUs granted in 2010. In accordance with FASB ASC Topic 718, the value used to calculate the grant date fair value for these awards is the closing market price of our Common Stock on the date of grant. For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010. Aggregate number of unvested RSUs outstanding at December 31, 2010 is 900 for each director.

(2)	Represents the grant date fair value for the stock options granted in 2010 at an exercise price of $30.27. In accordance with FASB ASC Topic 718, the grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value associated with the option awards, see Note 1 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010. Aggregate number of stock options outstanding at December 31, 2010 is as follows: Mr. Carter—123,100; General Crouch—102,100; Mr. Hart—35,100; Mr. Macdonald—55,100; Mr. Smith—171,100; Mr. Wood—23,900 and Mr. Wynne—123,100.

(3)	Mr. Hart retired from the Board on May 21, 2010. The amounts reported in this column for Mr. Hart represent consulting fees received by Mr. Hart in 2010 following his retirement from the Board. Pursuant to a consulting agreement between the Company and Mr. Hart, Mr. Hart will receive consulting fees of $100,000 over the agreement’s term for consulting services relating to succession planning and historical matters relating to the Company’s business and serving as an advisor to the Company’s Chairman of the Board. The term of the agreement is from May 26, 2010 to May 25, 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders(4)	8,353,097	$18.89	5,616,792

(1)	Excludes purchase rights accruing under the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs, or (ii) the fair market value of the Common Stock on the semi-annual purchase date.

(2)	The calculation of weighted average exercise price does not include RSUs.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2010, an aggregate of 4,620,785 shares of Common Stock were available for issuance under the Purchase Plan.

(4)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Non-employee Directors, 2002 Stock Incentive Plan and the Purchase Plan. In addition, the Company had 401,380 stock options and RSUs that were assumed in connection with the acquisitions of Indigo Systems Corporation and ICx Technologies, Inc. The average exercise price of the options was $12.44.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors, officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2010, or written representations from certain reporting persons, the Company believes that no director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis the reports required under Section 16(a) of the 1934 Act except that Messrs. Lewis and Davis each failed to timely file a single report related to a single transaction due to an administrative error.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of December 31, 2010 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s NEOs, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	19,427,800	12.2%
Baillie Gifford & Co.(3) Carlton Square 1 Greenside Row Edinburgh EH1 3AN Scotland UK	14,326,713	9.0%
The Bank of New York Mellon Corporation(4) One Wall Street, 31st Floor New York, NY 10286	13,724,574	8.6%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	8,185,570	5.1%
Earl R. Lewis	2,486,053	1.5%
John D. Carter	145,093	*
William W. Crouch	103,593	*
Angus L. Macdonald	91,093	*
Michael T. Smith	181,093	*
John W. Wood, Jr.	30,060	*
Steven E. Wynne	134,693	*
Stephen M. Bailey	160,225	*
William W. Davis	86,852	*
William A. Sundermeier	284,101	*
Andrew C. Teich	455,779	*
Anthony L. Trunzo	320,114	*
Directors and Executive Officers as a group (12 persons)	4,478,747	2.8%

*	Less than one percent (1%).

(1)

Applicable percentage of ownership is based on 159,211,723 shares of FLIR Common Stock outstanding as of December 31, 2010. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from December 31, 2010 and upon the vesting of RSU awards within 60 days from December 31, 2010 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The numbers of shares listed in the table above include shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days from December 31, 2010 and upon the vesting of RSU awards within 60 days of December 31, 2010, as follows: Mr. Lewis—1,612,269;

Mr. Carter—123,100; General Crouch—102,100; Mr. Macdonald—55,100; Mr. Smith—171,100; Mr. Wood—23,900; Mr. Wynne—123,100; Mr. Bailey—114,550; Mr. Davis—76,266; Mr. Sundermeier—255,250; Mr. Teich—405,250; Mr. Trunzo—258,145; and all directors and executive officers as a group—3,320,128.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Capital World Investors, a division of Capital Research and Management Company, with the SEC on February 14, 2011. The Schedule 13G states that Capital World Investors is the beneficial owner of 19,427,800 shares of Common Stock as to which Capital World Investors has sole dispositive power and sole voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G filed by Baillie Gifford & Co. with the SEC on January 25, 2011. The Schedule 13G states that Baillie Gifford & Co. is the beneficial owner of 14,326,713 shares of Common Stock as to which Baillie Gifford & Co. has sole dispositive power, including 10,722,515 shares of Common Stock as to which it has sole voting power.

(4)	This information as to beneficial ownership is based on a Schedule 13G/A filed by the Bank of New York Mellon Corporation (“BNY Mellon”) with the SEC on February 4, 2011. The Schedule 13G/A states that BNY Mellon and its affiliates are the beneficial owners of 13,724,574 shares of Common Stock as to which certain affiliates of BNY Mellon have sole dispositive power over 13,350,716 of such shares and shared dispositive power over 14,880 of such shares. BNY Mellon and its affiliates have sole voting power over 11,691,252 shares and shared voting power over 257,016 shares.

(5)	This information as to beneficial ownership is based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 9, 2011. The Schedule 13G states that T. Rowe Price Associates, Inc. is the beneficial owner of 8,185,570 shares of Common Stock as to which T. Rowe Price Associates, Inc. has sole dispositive power, including 1,661,550 shares of Common Stock to which it has sole voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons during the year ended December 31, 2010. The Company’s Corporate Governance Principles adopted by the Board of Directors provide that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved by the Audit Committee.

PROPOSAL TO APPROVE THE FLIR SYSTEMS, INC. 2011 STOCK INCENTIVE PLAN

The Company’s Board of Directors is recommending shareholder approval of the FLIR Systems, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). The purposes of the 2011 Plan are:

•	To align the interests of the Company’s shareholders and recipients of awards under the 2011 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the interests of the Company by attracting and retaining officers, other key management employees and key non-management employees; and

•	To motivate such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2011 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units (“Stock Awards”); and

•	performance units.

As of February 9, 2011, approximately 3,200 employees would be eligible to participate in the 2011 Plan. Upon approval of the 2011 Plan, no additional awards will be granted under the Company’s 2002 Stock Incentive Plan.

Plan Highlights

Some of the key features of the 2011 Plan include:

•	The 2011 Plan will be administered by a committee of the Company’s Board of Directors that is comprised entirely of independent directors;

•	Options or SARs granted under the 2011 Plan may not be repriced without shareholder approval;

•	The number of shares authorized for grants under the 2011 Plan is 6,000,000;

•

The number of shares available for issuance under the 2011 Plan shall be reduced by one (1) share for any shares subject to a Stock Award or performance unit and by one-half of one (0.5) share for any shares subject to a stock option or SAR; and

•	The purchase price of options and the base price for SARs granted under the 2011 Plan may not be less than the fair market value of the Common Stock on the date of grant.

Description of the 2011 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2011 Plan will be administered by a committee designated by the Board of Directors (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and (iii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the 2011 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2011 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2011 Plan and to decide questions of interpretation or application of any provision of the 2011 Plan. The Plan Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any restricted stock or restricted stock units lapse, (3) all or a portion of any performance period applicable to any performance shares or performance units lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2011 Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are (i) “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code or are likely to become such while an award is outstanding, or (ii) subject to Section 16 of the Exchange Act.

Available Shares

Under the 2011 Plan, the maximum number of shares of Common Stock available for awards is 6,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of (i) one-half of the aggregate number of shares of Common Stock which become subject to outstanding options and free-standing SARs, and (ii) the aggregate number of shares of Common Stock which become subject to Stock Awards or are issued in settlement of performance units. To the extent that shares of Common Stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the 2011 Plan or the Company’s current 2002 Stock Incentive Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2011 Plan. The number of shares that will again become available will be one-half (0.5) of one share for each share subject to an option or free-standing SAR and one share for each share subject to a Stock Award.

The maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person shall be 1,200,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The maximum number of shares of Common Stock with respect to which Stock Awards may be granted during any fiscal year to any person shall be 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend. The maximum amount that may be payable with respect to Performance Units granted during any fiscal year to any person shall be $6,000,000.

Corporate Transactions

In the event of any merger, reorganization, consolidation or sale of 50% or more of the Company’s operating assets, or if any individual, entity or group acquires beneficial ownership of 50% or more of the outstanding shares of Common Stock or the combined voting power of the outstanding voting securities of the Company, the Board of Directors may, in its discretion, (1) accelerate the vesting or exercisability of some or all outstanding awards, (2) require that shares of stock of the company resulting from such transaction, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Board of Directors, and/or (3) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares.

Effective Date, Termination and Amendment

If approved by shareholders, the 2011 Plan will become effective as of February 9, 2011 and will terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board of Directors. The Board may amend the 2011 Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code and any rule of NASDAQ, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs

The 2011 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

The period for the exercise of an option or SAR will be determined by the Plan Committee. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

Each incentive stock option will be exercisable for no more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Stock Awards

The 2011 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (2) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such restricted stock units.

Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided, however, that (i) distributions other than regular cash dividends, and (ii) regular cash dividends with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Unit Awards

The 2011 Plan also provides for the grant of performance unit awards. The agreement relating to a performance unit award shall specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance unit award shall provide, in the manner determined by the Committee, for the vesting of such performance unit award if the specified performance measures are satisfied or met during the specified performance period. Prior to the settlement of a performance unit award in shares of Common Stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the 2011 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to shareholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, gross margin, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Internal Revenue Code, the Plan Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2011 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2011 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2011 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s shareholders, and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain compensation under the 2011 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2011 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2011 Plan. If a quorum is present, in order to approve the 2011 Plan, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal.

INFORMATION CONCERNING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011, subject to the ratification of such appointment by the Company’s shareholders. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2010.

Recommendation of the Audit Committee and the Board of Directors

The Audit Committee and the Board of Directors unanimously recommend that shareholders vote FOR the ratification of the appointment of the independent registered public accounting firm. If a quorum is present, this proposal will be ratified if the number of votes cast in favor of ratification exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of three non-employee directors, each of whom is an independent director as defined in Section 10A(m) of the 1934 Act, and Rule 10A-3 promulgated thereunder and by the listing rules of NASDAQ. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. The Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” for purposes of regulations of the SEC. A copy of the charter is available for review on the Company’s website at www.flir.com/investor.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role, the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held eight meetings during 2010. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee held private sessions with KPMG LLP as required, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the adequacy of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”) “Communication with Audit Committees.” SAS 61 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards;

•	Significant accounting policies;

•	Critical accounting policies and practices;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues; and

•	Confirmation of audit independence.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Michael T. Smith, Chair

Angus L. Macdonald

Steven E. Wynne

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services for other than audit and audit-related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2010 and 2009 were as follows:

	Year Ended December 31,
	2010	2009
Audit Fees	$2,694,000	$1,824,000
Audit-Related Fees	174,000	25,000
Tax Fees	1,258,000	637,000
Other Fees	—	—

Total Fees	$4,126,000	$2,486,000

Audit Fees.    Audit fees include fees for services rendered for the audit of the annual financial statements included in Form 10-K, including audit procedures related to business acquisitions, the audit of internal control over financial reporting and the review of the quarterly financial statements included in Form 10-Q. In addition, amounts included fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees include fees for the annual audit of an employee benefit plan and a commercial due diligence project related to a business acquisition.

Tax Fees.    Tax fees include fees principally for tax compliance, tax planning and tax advice.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our named executive officers (the “NEOs”) as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, the objectives of the Company’s executive compensation program are as follows:

•

To attract and retain NEOs with the skills, experience and motivation to enable the Company to achieve its stated objectives. This means that the Company provides an opportunity for NEOs to earn above average compensation for delivering consistently superior results;

•

To provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives. This means that NEOs have a higher percentage of their total pay opportunity tied to performance-based (versus fixed) and long-term (versus short-term) pay;

•

To align total compensation with the performance commitments we make to our shareholders; including, long-term growth in revenue and diluted earnings per share (“EPS”). This means that benefits to our NEOs from both our short-term and long-term incentive programs are heavily influenced by our achieving EPS and revenue growth;

•

To allow NEOs who demonstrate consistent performance over a multi-year period to earn above-average compensation when FLIR achieves above-average long-term performance. This means that our compensation program for NEOs has a high degree of variability—significant upside for performance that exceeds goals, with commensurate risk when performance falls short of goals;

•

Is affordable and appropriate in light of the Company’s size, strategy and anticipated performance. This means that while the Compensation Committee considers competitive practice in its decision-making, it places significant emphasis on the Company’s specific strategy, financial situation and performance in the ultimate determination of compensation decisions; and

•

Is straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our compensation plans, individually and in the aggregate. This means generally limiting the number of compensation elements, types of compensation, perquisites and post employment benefits while still remaining competitive in our compensation practices.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement. If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal.

ADVISORY VOTE ON THE FREQUENCY WITH WHICH AN

ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act requires the Company to include in its proxy statement the say-on-pay vote described in the previous proposal not less frequently than once every three years. Section 14A also requires the Company to provide shareholders, at least every six years, with the opportunity to vote on whether the say-on-pay vote should be held every year, every two years or every three years. After careful consideration of this proposal, the Board has determined that the Company should hold a say-on-pay vote every three years. The Board believes this approach is appropriate in light of the consistencies in our compensation structure from year to year. In addition, a three-year frequency would align more closely with the multi-year performance measurement cycle that the Company uses to reward long-term performance. It also would provide the Company with sufficient time to engage with shareholders to understand the vote results and to effectively implement any corresponding changes to our executive compensation program. Finally, a triennial vote would give our shareholders the opportunity to more fully and effectively assess our long-term compensation strategies and the related business outcomes.

Although we believe that holding say-on-pay votes every three years will initially reflect the right balance of considerations for the Company, we will periodically reassess that view and hold say-on-pay votes more frequently if such action is warranted by discussions with shareholders, material changes to our compensation programs or other circumstances.

Shareholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal. For the reasons discussed above, we are asking our shareholders to vote for a THREE YEAR frequency when voting on this proposal at the Annual Meeting.

This vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when adopting a policy on the frequency of future say-on-pay votes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR holding an advisory vote on executive compensation EVERY THREE YEARS. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the 1934 Act, some shareholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders. Any such proposal must be received by the Company not later than November 19, 2011. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of an annual meeting date was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Employees of the Company may solicit proxies personally or by telephone without additional compensation to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2010 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Shareholders Sharing the Same Last Name and Address

If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. If you received only one copy of this Proxy Statement and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements, or if you are receiving multiple proxy statements and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 or calling Investor Relations at (503) 498-3547, and we will promptly deliver additional materials or refrain from delivering additional materials, as requested.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s 2010 Annual Report on Form 10-K are available on the Company’s website at www.flir.com/investor. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e-mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources.

By Order of the Board of Directors

Earl R. Lewis Chairman of the Board of Directors, President and Chief Executive Officer

Wilsonville, Oregon

March 18, 2011

FLIR SYSTEMS, INC.

2011 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the FLIR Systems, Inc. 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean FLIR Systems, Inc., an Oregon corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to shareholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, gross margin, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the FLIR Systems, Inc. 2002 Stock Incentive Plan, as amended, and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, independent contractors, and persons expected to become officers, other employees, nonemployee directors and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a nonemployee director or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 6,000,000 shares of Common Stock shall initially be available for all awards under this Plan. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to one half (0.5) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Unit award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to one (1.0) times the number of shares subject to such Stock Award or Performance Unit award.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. The number of shares that again become available pursuant to this paragraph shall be equal to (i) one half (0.5) of a share for each share subject to an Option or Free-Standing SAR described herein and (ii) one (1.0) share for each share subject to a Stock Award described herein.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 1,200,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $6,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, to the extent required by the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the shareholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2011 annual meeting of shareholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Corporate Transactions. If the Company shall be a party to a reorganization, merger, consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis), or if any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (a “Corporate Transaction”), the Board may, in its discretion:

(a) require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(b) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(c) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.8(a) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Corporate Transaction, and (C) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any

Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Oregon and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FLIR SYSTEMS, INC.	To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

95351

▼  FOLD AND DETACH HERE  ▼

						Please mark your votes as indicated in this example		☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING:					THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL(S):
		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN

1.	Election of two directors for three-year terms.	☐	☐	☐	2. To approve the adoption of the FLIR Systems, Inc. 2011 Stock Incentive Plan.	☐	☐	☐

01 William W. Crouch 02 Angus L. Macdonald, each for a three-year term expiring in 2014.

3.   To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

						☐	☐	☐

					4. To approve, by non-binding vote, the resolution relating to the Company’s executive compensation.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 3 YEARS ON THE FOLLOWING PROPOSAL:

*Exceptions					1 year	2 years	3 years	Abstain
					5. To recommend, by non-binding vote, the frequency of advisory votes on executive compensation. ☐	☐	☐	☐

Note: To transact such other business as may properly come before the Annual
Meeting or any adjournments or postponements thereof.
The undersigned hereby acknowledges receipt of the Company’s Proxy
Statement and hereby revokes any proxy or proxies previously given.
If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.
							Mark Here for	☐
Address Change
or Comments
SEE REVERSE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your FLIR Systems, Inc. account online.

Access your FLIR Systems, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for FLIR Systems, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report on Form 10-K are available at: www.flir.com/investor

▼  FOLD AND DETACH HERE  ▼

PROXY

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and William W. Davis, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m. on April 29, 2011 at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND “FOR” THREE YEARS ON PROPOSAL 5 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	95351